EXHIBIT 10.2
AMENDMENT TO STRATEGIC AGREEMENT

WHEREAS, GENERAL DYNAMICS C4 SYSTEMS, INC (formerly General Dynamics Government Systems Corporation) (hereinafter referred to as “GDC4S”) and MEDIS TECHNOLOGIES, LTD. (hereinafter referred to as “MEDIS”) entered into a Strategic Agreement (the “SA”) dated April 5, 2001 under which GDC4S will market direct liquid fuel cells designed by MEDIS and MORE Energy LTD (a majority owned subsidiary of MEDIS) (“GDC4S” and “MEDIS” shall at times be referred to individually as “Party” and collectively as the “Parties”) on a exclusive basis to the United States Department of Defense and Department of Homeland Security; and

WHEREAS, the parties wish to extend the term of the SA.

NOW THEREFORE, the Parties agreed as follows:

1.
The duration and effectivity (the “TERM”) of the SA as set forth in provision 4.1.3 thereof and previously modified by an amendment to the SA is modified and changed from December 31, 2006 to December 31, 2008. All other provisions of the SA are unchanged and remain in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed on this 30th day of May 2005.

MEDIS TECHNOLOGIES, LTD	GENERAL DYNAMICS C4 SYSTEMS, INC.

By: /s/ Robert Lifton	By: /s/ Michael J. Harris
Name: Robert Lifton	Name: Michael J. Harris
Title: Chairman & CEO	Title: Sr. Manager of Contracts